UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 5, 2024
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 North Shoreline, Ste. 800, Corpus Christi, Texas, U.S.A.	78401
(U.S. corporate headquarters)	(Zip Code)

1830 – 1188 West Georgia Street Vancouver, British Columbia, Canada	V6E 4A2
(Canadian corporate headquarters)	(Zip Code)

(Address of principal executive offices)

(361) 888-8235
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	UEC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐
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Item 7.01         Regulation FD Disclosure

On December 5, 2024, Uranium Energy Corp. (the “Company” or “UEC”) issued a news release to report that it has filed its quarterly report on Form 10-Q for the quarter ended October 31, 2024 with the U.S. Securities and Exchange Commission (the “SEC”). The Form 10-Q filing, which includes the Company’s interim condensed consolidated financial statements, related notes thereto and management’s discussion and analysis, is available on the Company's website at www.uraniumenergy.com and at www.sec.gov.

Selected Quarterly Highlights

●
Successfully restarted operations and commenced ramp-up at the Christensen Ranch In-Situ Recovery Mine in Wyoming’s Powder River Basin. Transportation of uranium loaded resin has begun from the Christensen Ranch Satellite Plant to the fully operational Irigaray Central Processing Plant. Dried and drummed concentrate production is expected at the Irigaray Plant in early 2025.

●	Significantly expanded permitted production capacity at the Irigaray Plant to 4.0 million pounds of U3O8 per year.

●	Initiated construction of the Burke Hollow Ion Exchange Facility and accomplished additional infrastructure advancements at the project, including the first production area.

●
Completed an Initial Economic Assessment for the world class Roughrider Project in Canada’s Eastern Athabasca Basin, supporting a post-tax estimated net present value of $946 million, with all in sustaining costs $20.48 per pound U3O8. The assessment shows a projected internal rate of return of 40%, with a 1.4-year payback, and an average annual production rate of 6.8 million pounds U3O8(1).

●
Announced a landmark agreement with Rio Tinto America Inc. to acquire 100% of Rio Tinto's licensed Sweetwater Plant and a portfolio of uranium mining projects in Wyoming with approximately 175 million pounds of historic resources(2). On completion, the acquisition will create UEC's third hub-and-spoke In-Situ Recovery production platform in the U.S.

●	Sold 210,000 pounds of U3O8 at $81.37 per pound, generating a gross profit of $6.3 million.

●	Inventory totals 1,256,000 pounds of U3O8valued at $100.5 million at market prices(3).

●	Over $350 million of liquid assets (cash, equities and inventory at market prices(3)), and no debt.

Amir Adnani, President and CEO, stated: “This quarter highlights UEC's ability to execute on key initiatives that strengthen our production capabilities in addition to expanding our asset base. Our progress underscores the scalability of our U.S. In-Situ Recovery operations, while also advancing our strategic presence in Canada. These developments reflect our ongoing focus on building a robust, geographically diverse production pipeline in geopolitically stable jurisdictions, capable of meeting the increasing global demand for clean, reliable nuclear energy.”

Mr. Adnani continued: “Our financial position remains a core strength, with over $350 million(3) in liquid assets and no debt as of October 31, 2024. This provides the flexibility to accelerate our production growth plans in a rapidly tightening uranium market. As demand continues to outpace supply, our decision to remain fully unhedged, positions UEC to maximize returns and deliver long-term value to our shareholders.”

Christensen Ranch and Irigaray Operations

Christensen Ranch Mine Units 8 and 10, along with the Satellite Plant ion exchange circuit, were commissioned in August and September 2024 with flow now sustained at >3,000 GPM. During this quarter, the Company received approval from the Wyoming Department of Environmental Quality, Uranium Recovery Program, to increase the licensed production capacity at its Irigaray Plant to 4.0 million pounds of U3O8 annually.

Production ramp-up continues, with Mine Unit 7 undergoing preparation for startup, which should further expand the number of injection and recovery wells, increasing flow rates to utilize available capacity of the ion exchange circuit at levels >6,000 GPM.

The workforce for Wyoming operations is now 50 employees. Wells in new production modules 10-7 and 10-8 in the Christensen Mine Unit 10 have been completed and surface construction is underway that is expected to add fresh production to the ion exchange plant in early 2025. Additionally, delineation drilling and well construction is underway in Mine Unit 11 with eight drilling rigs currently active.

Burke Hollow Project

Construction has commenced at the Burke Hollow Project with the ion exchange facility and the first production area (PAA-1) that will be a satellite operation to the Hobson Central Processing Plant. Development work has included installation of injection and recovery wells in PAA-1. Additional infrastructure advancements included construction of roads and ongoing installation of three-phase power into the project site.

The workforce for Texas operations is currently 32 employees.

Notes:

(1)
The economic analysis is preliminary in nature and includes inferred mineral resources that are considered too speculative geologically to have modifying factors applied to them that would enable them to be categorized as mineral reserves, and there is no certainty that this economic assessment will be realized. For further information regarding the Initial Economic Assessment, please refer to the technical report summary titled "S-K 1300 Initial Assessment Report – Roughrider Uranium Project, Saskatchewan, Canada", issued on November 5, 2024, available under the Company's profile at www.sec.gov. For further information regarding the resource estimates for the Company's projects, please refer to the Company’s most recent annual report on Form 10-K and technical report summaries, available under our profile at www.sec.gov.

(2)
Based upon internal studies and other historic data prepared by prior owners in regard to the projects and dated between 1984 and 2019. Such estimates are being treated by the Company as historical in nature and a qualified person has not done sufficient work to classify the historical estimates as current mineral resources. The Company is not treating them as current resource estimates and is disclosing these historic estimates for illustrative purposes and to provide readers with relevant information regarding the projects. In addition, such estimates were not prepared under S-K 1300 standards and the results of future estimates by the Company may vary from these historic estimates.

(3)	Market values for securities are based on closing prices as at October 31, 2024, and for uranium inventories are based on the spot price quoted on UxC CVD as of such date.

The technical information in this news release respecting our Roughrider Project has been reviewed and approved by Chris Hamel, P.Geo., Vice President Exploration, Canada, for the Company, being a Qualified Person as defined by SEC Regulation S-K 1300.

A copy of the news release is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description
99.1	News Release dated December 5, 2024.
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANIUM ENERGY CORP.
DATE: December 5, 2024.
	By:	/s/ Josephine Man
Josephine Man, Chief Financial
Officer, Treasurer and Secretary
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